SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                        All American Semiconductor, Inc.
.................................................................................
                (Name of Registrant as Specified In Its Charter)

.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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              pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                        ALL AMERICAN SEMICONDUCTOR, INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be held on November 2, 2005

                              --------------------

To:  The shareholders of All American Semiconductor, Inc.

The annual meeting of the shareholders of All American Semiconductor, Inc. (the
"Company"), a Delaware corporation, will be held on Wednesday, November 2, 2005, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 6842 Main
Street, Miami Lakes, Florida, for the following purposes:

1.       to elect three directors to serve on the Board of Directors until the
         2008 annual meeting of shareholders or until election and qualification of their respective successors;
2.       to approve an extension of the term and expiration date of the
         Company's Employees', Officers', Directors' Stock Option Plan, as
         previously amended and restated (the "Option Plan"), to September 6,
         2015 and an increase in the number of shares of common stock reserved for issuance under the Option Plan to 1,350,000 shares;
3.       to ratify the selection of Lazar Levine & Felix LLP as the Company's registered independent public accounting firm for the year ending
         December 31, 2005; and
4.       to consider and act upon such other matters as may properly come before the annual meeting or any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on Friday, September 23,
2005, are entitled to notice of and to vote at the meeting or at any adjournments or postponements thereof.

                                       By Order of the Board of Directors,

                                       /s/ HOWARD L. FLANDERS
                     -----------------------------------------
                                       Howard L. Flanders
                                       Corporate Secretary
September 27, 2005
Miami, Florida

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE
MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN
THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        ALL AMERICAN SEMICONDUCTOR, INC.
                             16115 N.W. 52nd Avenue
                              Miami, Florida 33014

                              --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                         To be held on November 2, 2005

                              --------------------

INTRODUCTION

General
-------

The enclosed proxy is solicited by and on behalf of the Board of Directors
("Board") of All American Semiconductor, Inc. (the "Company") for use at the
Company's annual meeting of shareholders (the "Meeting") to be held on
Wednesday, November 2, 2005, at 10:00 A.M., Miami, Florida local time, at Don
Shula's Hotel, 6842 Main Street, Miami Lakes, Florida, and at any adjournments or postponements thereof. The Company is first mailing this Proxy Statement and the accompanying proxy to its shareholders on or about September 27, 2005.

Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. Any properly executed and timely received proxy, not so directing to the contrary, will be voted "FOR" each of the items listed on the proxy. Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to Howard L.
Flanders, the Corporate Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Meeting.
Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any notice revoking a previously submitted proxy should be sent to Howard
L. Flanders, Corporate Secretary, All American Semiconductor, Inc., 16115 N.W.
52nd Avenue, Miami, Florida 33014. Revocations will not be effective unless received in writing by the Corporate Secretary of the Company prior to the
Meeting.

The expense of this solicitation will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and the Company will, upon request, reimburse them for reasonable expenses in doing so. Further, the Company has made arrangements with Georgeson Shareholder
Communications, Inc., a proxy solicitation firm, to assist the Company in soliciting proxies from shareholders. The cost to the Company with respect to such arrangement is estimated to be approximately $6,000 plus reimbursement of out-of-pocket expenses. Solicitation of proxies from some shareholders may also be made by the Company's officers and regular employees by telephone, telecopy, the Internet or in person after the initial mail solicitation, without additional compensation or remuneration therefor, in conjunction with the efforts of Georgeson Shareholder Communications, Inc.

A copy of the Company's annual report for the fiscal year ended December 31,
2004 (which has included therein audited consolidated financial statements for the Company) is being mailed to the Company's shareholders together with this
Proxy Statement.

Voting Securities
-----------------

All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on Friday,
September 23, 2005 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments or

postponements thereof. On the Record Date, the Company had 3,937,758 shares of
Common Stock outstanding (the "Shares"), all of which are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Shares will constitute a quorum for the transaction of business.

Approximately 9.3% of the Shares are (and were on the Record Date) owned by Paul
Goldberg and Bruce M. Goldberg and members of their families and certain affiliated trusts (collectively the "Goldberg Group"). See "SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The members of the Goldberg Group have informed the Company that they intend to vote in favor of all proposals made by the Board in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than five percent (5%)
of the Company's Common Stock, (ii) each director or nominee for director, (iii)
each executive officer of the Company who was serving as an executive officer at the end of fiscal year 2004 (including the Chief Executive Officer) and (iv) all executive officers and directors of the Company as a group. Except as indicated
in the notes to the following table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

                                                                                     Percent of
Name and Address                                         Amount and Nature of       Outstanding
of Beneficial Owner (1)                                Beneficial Ownership (2)      Shares (2)
-----------------------                                ------------------------     -----------
Bruce M. Goldberg (3) .................................            280,666              7.0%
Paul Goldberg (4) .....................................            157,451              4.0%
Howard L. Flanders ....................................             36,767                *
Rick Gordon ...........................................             23,484                *
John Jablansky ........................................             17,474                *
Richard E. Siegel .....................................              6,100                *
Robin L. Crandell .....................................              5,000                *
Howard M. Pinsley .....................................              4,000                *
Michael W. Forman (5) .................................              2,250                *
All executive officers and directors
as a group (9 persons)(3)(4)(5) .......................            533,192             13.0%
---------------
* Less than 1%

(1)  The address of Bruce M. Goldberg is 230 Devcon Drive, San Jose, California
     95112.
(2)  Includes as to the person indicated the following outstanding stock options to purchase shares of the Company's Common Stock issued under the
     Employees', Officers', Directors' Stock Option Plan, as previously amended and restated (the "Option Plan") and the 2000 Nonemployee Director Stock
     Option Plan which will be vested and exercisable on or before November 22,
     2005: 60,734 options held by Bruce M. Goldberg; 28,878 options held by Paul
     Goldberg; 32,567 options held by Howard L. Flanders; 14,567 options held by
     Rick Gordon; 11,224 options held by John Jablansky; 5,000 options held by
     Richard E. Siegel; 5,000 options held by Robin L. Crandell; 2,250 options held by Howard M. Pinsley; 2,000 options held by Michael W. Forman; and
     162,220 options held by the executive officers and directors as a group.
     Excludes outstanding stock options to purchase an aggregate of 103,753 additional shares of the Company's Common Stock issued under the Option
     Plan and the 2000 Nonemployee Director Stock Option Plan to the executive officers and directors as a group that will not be vested nor exercisable as of November 22, 2005.
(3)  Includes a total of 79,500 shares of the Company's Common Stock held of record by Bruce M. Goldberg as trustee for his sons and for his nieces and nephew and 1,500 shares of the Company's Common Stock held of record by
     Jayne Goldberg, the wife of Bruce M. Goldberg. For federal securities law purposes only, Bruce M. Goldberg is deemed to be the beneficial owner of these securities. Does not include 19,209 shares of the Company's Common
     Stock held of record by an unrelated third party as trustee for Bruce M.
     Goldberg's sons. Bruce M. Goldberg disclaims beneficial ownership over all such securities.

(4)  Includes 57,844 shares of the Company's Common Stock owned of record by
     Paul Goldberg's wife, Lola Goldberg, and a total of 500 shares of the
     Company's Common Stock held of record by Paul Goldberg as custodian for two of his grandchildren. For federal securities law purposes only, Paul
     Goldberg is deemed to be the beneficial owner of these securities.
(5)  Includes 250 shares of the Company's Common Stock owned of record by
     Michael W. Forman's wife, Ann Forman. For federal securities law purposes only, Michael W. Forman is deemed to be the beneficial owner of these securities.

BOARD OF DIRECTORS

In September 2005, Rick Gordon, the Senior Vice President of Sales and Marketing
of the Company, voluntarily resigned as a member of the Company's Board in order to enable the Board to consist of a majority of independent directors, as required by Rule 4350(c) of the Rules of The Nasdaq Stock Market (the "NASD
Rules") within the time frame permitted by Rule 4350(a)(5) of the NASD Rules.
Mr. Gordon remains an executive officer of the Company.

The Company currently has seven directors serving on its Board. The directors of the Company and their ages and positions (if any) with the Company as of the
Record Date are as follows:

Name                            Class      Age     Position
----                            -----      ---     --------
Paul Goldberg (1)                 III       77     Chairman of the Board
Bruce M. Goldberg (1)              II       50     Director, President and Chief Executive Officer
Howard L. Flanders                 II       48     Director, Executive Vice President, Chief Financial
                                                   Officer and Corporate Secretary
Robin L. Crandell (2)(3)(4)       III       55     Director
Howard M. Pinsley (2)(3)(4)         I       65     Director
Michael W. Forman (2)               I       66     Director
Richard E. Siegel                  II       60     Director
------------------
(1)  member of the Executive Committee
(2)  member of the Audit Committee
(3)  member of the Compensation Committee
(4)  member of the Nominating Committee

The Company's Certificate of Incorporation provides for a staggered Board, consisting of three classes. The terms of office of Class I, II and III directors expire in 2007, 2005 and 2006, respectively. The Board currently consists of four independent directors and three management directors and therefore complies with Rule 4350(c) of the NASD Rules which requires that the
Board consist of a majority of independent directors.

The following is a brief resume of the Company's directors:

Paul Goldberg, one of the co-founders of the Company and the father of Bruce M.
Goldberg, has been employed by the Company in various executive capacities since its predecessor's formation in 1964, and has served as Chairman of the Board since 1978. Paul Goldberg was also Chief Executive Officer of the Company until
1997 and President of the Company until 1994.

Bruce M. Goldberg, the son of Paul Goldberg, joined the Company in 1988 as Vice
President, in 1990 became Executive Vice President and in 1994 became President and Chief Operating Officer. In 1997, Bruce M. Goldberg was appointed Chief
Executive Officer of the Company. Bruce M. Goldberg has served as a director of the Company since 1987. From 1981 until joining the Company, Bruce M. Goldberg practiced law. Bruce Goldberg serves as a member of the board of directors of the National Electronic Distributors Association (NEDA), a not-for-profit trade association representing distributors of electronic components and their manufacturer-suppliers.

Howard L. Flanders joined the Company in 1991 as its Vice President and Chief
Financial Officer, and in 1992 became a director of the Company and Corporate
Secretary. In 1997, Mr. Flanders was appointed Executive Vice President of the Company. Prior to joining the Company, Mr. Flanders, who is a CPA, was
Controller of Reliance Capital Group, Inc., a subsidiary of Reliance Group
Holdings, Inc., where he held various positions since 1982. Prior thereto, Mr.
Flanders was an accountant with the predecessor to the public accounting firm of
PricewaterhouseCoopers LLP.

Robin L. Crandell was Senior Vice President of Worldwide Sales and Marketing for
E2O Communications, Inc., a manufacturer of high-performance fiber optic transmission components and modules. After E20 Communications, Inc. was acquired by JDS Uniphase Corporation in May of 2004, Mr. Crandell became and continues to serve as Vice President of Datacom Sales for JDS Uniphase Corporation, a
provider of optical communications technologies. Prior to joining E2O
Communications, Inc. in March 2002, Mr. Crandell was Partner and Vice President
of Sales for Phase II Technical Sales, a manufacturers sales representation firm specializing in semiconductors. Prior to 1998, Mr. Crandell was Senior Vice
President of Sales and Marketing for Samsung Electronics, Storage System
Division, Vice President of North American Business Operations for VLSI
Technology and Vice President of North American Sales for Samsung Semiconductor.
Previously he held various sales positions at Advanced Micro Devices and was a senior engineer with Litton Data Systems. Mr. Crandell has a BSEE degree from
California State Polytechnic University. Mr. Crandell became a director of the
Company in 1999.

Howard M. Pinsley is the Chairman of the Board, President and Chief Executive
Officer of Espey Mfg. & Electronics Corp., a company which has designed, developed and manufactured high voltage applications for industry and defense since 1928. Mr. Pinsley has been with Espey for over 20 years. Prior to joining
Espey, Mr. Pinsley was a junior accountant at an accounting firm located in New
York City. Mr. Pinsley became a director of the Company in 2002.

Michael W. Forman is President, Chief Executive Officer and a director of NELCO
Financial Services, Inc., a company that provides working capital assistance to small and medium size companies. Prior to joining NELCO Financial Services in
March 2003, Mr. Forman was a Senior Vice President at Metro Bank. From July 1997
until July 1999, Mr. Forman was President and Chief Executive Officer and a
director of Oceanmark Bank, FSB and from August 1995 to July 1997 Mr. Forman was
President and Chief Credit Officer of Peninsula State Bank. Prior to 1995, Mr.
Forman held various positions within the banking industry for over 28 years. Mr.
Forman became a director of the Company in 2003.

Richard E. Siegel is the Executive Vice President and a director of Supertex,
Inc., a manufacturer of high voltage complex proprietary and industry-standard integrated circuits. Mr. Siegel has been with Supertex since 1981. Prior thereto, Mr. Siegel worked at Signetics Corporation, Fairchild Semiconductor,
Ford Instrument, and Grumman Aircraft Corporation. Mr. Siegel has a B.S. degree in Mechanical Engineering from the City College of New York. Mr. Siegel became a director of the Company in 1999.

Communications with Directors

Shareholders and others who wish to communicate with employee members of the
Board may do so by submitting any such communication addressed directly to the
Board member at the Company's address stated hereinabove. Shareholders and others who wish to communicate with nonemployee Board members may do so by submitting such communication to the Company, Attention: Howard L. Flanders,
Corporate Secretary, at the Company's address stated hereinabove, who will deliver any such communication to the relevant directors in accordance with their instructions.

Meeting Attendance

The Board formally met once during the fiscal year ended December 31, 2004, in addition to acting two times during the year by unanimous written consent. All
Board members attended the meeting and executed the unanimous written consents.
The Board encourages, but does not require, attendance of all incumbent directors and director nominees at the annual meeting of shareholders. At our
2004 annual meeting, seven Board members were present in person and one Board member was present by conference telephone.

The independent directors will meet in executive sessions at least twice per year beginning in 2005 in connection with a meeting of the Board of Directors.

Certain Relationships and Related Transactions

During 2004, the Company purchased product aggregating approximately $2.0 million from Supertex, Inc., a supplier of the Company where a Board member of the Company, Richard E. Siegel, is the Executive Vice President and a director.
Despite this relationship, Mr. Siegel constitutes an independent director under
NASD Rule 4200(a)(15).

In January 2001, the Company, with the approval of the Board, entered into a lease to rent residential space in San Jose, California from a partnership which includes two of the Company's executive officers (Paul Goldberg and Bruce
Goldberg). The lease was triple net and provided for monthly rental payments of
$4,800. Beginning in 2001, the partnership had agreed to varying reductions in the monthly rental payment. The Company paid a total of approximately $42,700 to this partnership for the year ended December 31, 2004. The lease is expected to be terminated in September 2005.

Board Compensation

Commencing in 2004, nonemployee members of the Board receive an annual fee of
$5,000. Each nonemployee director serving on one or more committees receives an additional annual fee of $2,000. The chairman of the audit committee receives an additional annual fee of $1,000.

The nonemployee members of the Board also receive annual grants of options under the 2000 Nonemployee Director Stock Option Plan. See "2000 Nonemployee Director
Stock Option Plan."

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are also required by the SEC regulations to furnish the Company with copies of all Section 16(a)
forms they file.

To the Company's knowledge, during the fiscal year ended December 31, 2004, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent shareholders were satisfied.

BOARD COMMITTEES

Executive Committee

The Executive Committee is comprised of Paul Goldberg and Bruce M. Goldberg.
During 2004, the Executive Committee did not meet formally, however, its members spoke on nearly a daily basis in connection with the operations of the Company.
The Executive Committee possesses substantially all of the powers of the Board and acts as the Board between Board meetings.

Audit Committee

The Audit Committee is currently comprised of Howard M. Pinsley, Robin L.
Crandell and Michael W. Forman, all independent directors of the Company. Mr.
Pinsley and Mr. Crandell have served on the Audit Committee since 2002 and Mr.
Forman became a member in June 2003. During the fiscal year ended December 31,
2004, the Audit Committee met five times and acted once by unanimous written consent. The Board and the Audit Committee believe the Audit Committee's member composition satisfies the NASD Rules that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15). The Audit Committee operates under a written charter and consistent with such charter monitors and oversees the Company's financial reporting process on behalf of the Board. It reviews the independence of the Company's registered independent public accounting firm and is responsible for, among other matters, authorizing or approving the engagement of the registered independent public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments, related fees, the accounting principles used in financial reporting, internal financial accounting procedures, the adequacy of the internal control procedures, critical accounting policies, the overall quality of the Company's financial reporting, and reviewing and approving in advance, if appropriate, any proposed related party transactions. The Audit
Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by
Company employees of concerns regarding questionable accounting or auditing matters or other Company-related matters. The procedures for submission and investigation of communications regarding accounting and auditing matters and other Company-related matters are posted on our web site, www.allamerican.com.
This document is also available in print upon written request. Such written request should be sent to the Company, Attention: Chief Financial Officer, at the Company's address stated hereinabove. The Board has determined that Mr.
Pinsley, who as noted above is independent as that term is used in Item
7(d)(3)(iv) of Schedule 14A under the Exchange Act, is an audit committee financial expert as defined in Item 401(h)(2) of Regulation S-K. See "Audit
Committee Report" below.

Compensation Committee

The Compensation Committee currently consists of Howard M. Pinsley and Robin L.
Crandell, two independent directors of the Company. The Compensation Committee is responsible for determining the compensation of all executive officers of the
Company and acts as the stock option committee of the Board, administering the
Option Plan. The senior management of the Company makes all decisions with respect to the compensation (other than the granting of stock options) of all employees other than the executive officers of the Company. See "BOARD OF
DIRECTORS." During the fiscal year ended December 31, 2004, the Compensation
Committee acted twice by unanimous written consent.

Nominating Committee

The Nominating Committee is currently comprised of Howard M. Pinsley and Robin
L. Crandell, both independent directors of the Company. The Nominating Committee was formed in September 2004 and did not hold any meetings during 2004. The
Nominating Committee operates under a written charter approved by the Board and consistent with such charter evaluates and proposes nominees for the Board considering the minimum qualifications required of Board members as set forth in the charter. A copy of the Nominating Committee charter is available on our web site, www.allamerican.com. The charter requires that all members of the
Nominating Committee be "independent directors" as that term is defined by NASD
Rule 4200(a)(15). The Nominating Committee will consider shareholder recommendations for nominees for membership on the Board. Such recommendations may be submitted to the Company, Attention: Howard L. Flanders, Corporate
Secretary, at the Company's address stated hereinabove. The Corporate Secretary will present such recommendations to the Nominating Committee. There are no specific, minimum qualifications that the Nominating Committee believes must be met by nominees recommended by the Nominating Committee and the Nominating
Committee will utilize the same criteria in evaluating nominees recommended by the Nominating Committee and nominees recommended by shareholders. In evaluating candidates for nomination to the Board, the charter of the Nominating Committee requires the Nominating Committee to consider the contribution that a candidate would be expected to make to the Board and the Company based upon the current composition and needs of the Board and the candidate's expertise, integrity, prior experience, education, relationships and other factors that the Board determines are relevant. The Nominating Committee will identify potential candidates through recommendations from the Company's officers, directors, shareholders and other appropriate third parties. Although the Company is not currently paying a fee to any third party to identify or evaluate potential nominees, there is no guarantee that the Nominating Committee will not engage a third party search firm in the future, which engagement is authorized by the
Nominating Committee charter.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company's Board (the "Audit Committee") is currently comprised of Howard M. Pinsley, Robin L. Crandell and Michael W. Forman, all
independent directors of the Company. Mr. Pinsley and Mr. Crandell have served on the Audit Committee since 2002 and Mr. Forman became a member in June 2003.
The Audit Committee operates under a written charter adopted and amended and restated by the Board in order to incorporate the changes required by the
Sarbanes-Oxley Act, SEC rules and the NASD Rules. The Board and the Audit
Committee believe that the Audit Committee's current member composition satisfies the NASD Rules that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

The Audit Committee holds discussions with management and the registered independent public accounting firm regarding current audit activities.
Management has the primary responsibility for the Company's financial statements, systems of internal controls and the financial reporting process.
The registered independent public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee authorized and approved in 2004 the appointment of the
Company's registered independent public accounting firm, subject to shareholder ratification. The Company's registered independent public accounting firm also provided to the Audit Committee the written disclosure and letter required by
Independence Standards Board Standard No. 1 ("Independence Discussions with
Audit Committees"), and the Audit Committee discussed with the registered independent public accounting firm that firm's independence from the Company and its management.

Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the registered independent public accounting firm. The Audit Committee also discussed with the registered independent public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61
("Communication with Audit Committees"). Based on these discussions and reviews, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

The Audit Committee has considered whether the provision of the non-audit services described in "Tax Fees" below is compatible with maintaining Lazar
Levine & Felix LLP's independence.

Howard M. Pinsley (Chair)
Robin L. Crandell
Michael W. Forman

Principal Accounting Firm Fees and Services

The Company and its Audit Committee are committed to ensuring the independence of its registered independent public accounting firm. As such, it is the
Company's policy that all engagements of the Company's registered independent public accounting firm be pre-approved by the Audit Committee.

Audit Fees. The aggregate fees billed by the Company's registered independent public accounting firm, Lazar Levine & Felix LLP, for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2004 and December 31, 2003 and the review of the financial statements included in the Company's Forms 10-Q for each year were
$180,000 and $170,000, respectively.

Audit Related Fees. There were no fees billed by Lazar Levine & Felix LLP for
2004 and 2003 for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements that are not reported under Audit Fees above.

Tax Fees. The aggregate fees billed in 2004 and 2003 for professional services rendered by Lazar Levine & Felix LLP for tax compliance, tax advice, and tax planning were $44,000 and $75,000, respectively. All such tax services were pre-approved by the Audit Committee.

All Other Fees. There were no fees billed for services rendered by Lazar Levine
& Felix LLP for 2004 and 2003, other than the services described above.

EXECUTIVE OFFICERS OF THE COMPANY

The Company currently has five executive officers. Each officer serves at the discretion of the Board; however, as of the date of this Proxy Statement, Paul
Goldberg, Bruce M. Goldberg, Howard L. Flanders and Rick Gordon have employment agreements with the Company. See "EXECUTIVE COMPENSATION-Employment Agreements."
The executive officers of the Company and their ages and positions as of the
Record Date are as follows:

Name                     Age    Position
----                     ---    --------
Paul Goldberg            77     Chairman of the Board

Bruce M. Goldberg        50     President and Chief Executive Officer

Howard L. Flanders       48     Executive Vice President, Chief Financial Officer and Corporate Secretary

Rick Gordon              52     Senior Vice President of Sales and Marketing

John Jablansky           48     Senior Vice President of Product Management and Operations

Rick Gordon has been employed by the Company since 1986. He was originally the
General Manager of the Company's Northern California office and Northwest
Regional Manager. In 1990, Mr. Gordon became the Western Regional Vice President and in 1992 Vice President of North American Sales of the Company. In 1994, Mr.
Gordon was appointed Senior Vice President of Sales and Marketing for the
Company and currently holds that title. Mr. Gordon served as a member of the
Company's board of directors from 1992 until September of 2005, at which time
Mr. Gordon voluntarily resigned as a director of the Company in order to enable the Board to consist of a majority of independent directors, as required by Rule
4350(c) of the NASD Rules within the time frame permitted by Rule 4350(a)(5) of the NASD Rules. Before working for the Company, Mr. Gordon was Western Regional
Vice President for Diplomat Electronics, another electronic components distributor, from 1975 until 1986.

John Jablansky has been employed by the Company since 1981. He was originally in sales and since 1982 has worked in various capacities within the product management department. In 1997, Mr. Jablansky was appointed Senior Vice
President of Product Management of the Company and in 2001 became Senior Vice
President of Product Management and Operations. Prior to joining the Company,
Mr. Jablansky was employed by Milgray Electronics, another electronic components distributor.

For a brief resume of the Company's executive officers other than Rick Gordon and John Jablansky, see "BOARD OF DIRECTORS."

Code of Ethics

The Company has a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including our principal executive officers, our principal financial and accounting officer, and our controller. You can find the Code of Ethics and Business Conduct on the Company's web site,
www.allamerican.com. The Company will post any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of the SEC or any other regulatory agency, on our web site. This document is also available in print upon written request. Such written request should be sent to the Company, Attention: Chief Financial Officer, at the Company's
address stated hereinabove.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation earned during each of the fiscal years ended December 31, 2004, 2003 and 2002 by the
Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, whose total annual salary and bonus exceeded
$100,000:

                                           Summary Compensation Table
                                           --------------------------
                                                                                       Long-term
                                                                                     Compensation
                                                     Annual Compensation                Awards
                                           ---------------------------------------  ---------------
                                                                   Other Annual       Securities       All Other
                                            Salary                 Compensation       Underlying     Compensation
Name and Principal Position         Year    ($) (1)     Bonus($)      ($) (2)         Options(#)         ($)(3)
---------------------------         -----  ----------  ---------  ----------------  ---------------   ----------
Paul Goldberg...................     2004   256,000    150,000              -             13,740         11,000
  Chairman of the Board              2003   243,000          -              -             41,260         48,000(4)
                                     2002   243,000          -              -                  -         10,000

Bruce M. Goldberg...............     2004   358,000    250,000              -             19,240         28,000
  President and Chief                2003   339,000          -              -             58,270         26,000
  Executive Officer                  2002   339,000          -              -                  -         26,000

Howard L. Flanders..............     2004   191,000    100,000              -             10,110          7,600
  Executive Vice President and       2003   181,000          -              -             30,890         12,000
  Chief Financial Officer            2002   181,000          -              -                  -         18,000

Rick Gordon.....................     2004   194,000    100,000              -              9,500          4,000
  Senior Vice President of           2003   183,000          -              -             22,390          4,000
  Sales and Marketing                2002   183,000          -              -                  -         15,000

John Jablansky..................     2004  183,000(5)        -              -              2,000          2,000
  Senior Vice President of Product   2003  174,000(5)        -              -              6,040          1,000
  Management and Operations          2002  174,000(5)        -              -                  -          1,000

---------------

(1)  Salary paid to Paul Goldberg, Bruce M. Goldberg, Howard L. Flanders and
     Rick Gordon in each of the years presented was less than the amount payable under each executive officer's employment agreement with the Company as a result of voluntary salary reductions taken by the executive officers which voluntary salary reductions began in 2001.
(2)  Other annual compensation for each of the named executive officers in each of the years presented did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such named executive officer.
(3)  All other compensation includes Company contributions to life insurance policies, where the Company is not the beneficiary, to the Deferred
     Compensation Plans and to the 401(k) Plan of the Company. See hereinbelow and "Deferred Compensation Plans for Executive Officers and Key Employees"
     and "401(k) Plan."
(4)  Includes a distribution of $38,000 under the terms of the 1998 Deferred
     Compensation Plan of the Company. See "Deferred Compensation Plans for
     Executive Officers and Key Employees."
(5)  Includes commissions paid in the aggregate amount of $68,000 for each of the years presented.

The Company pays for a $550,000 universal life insurance policy on the life of
Paul Goldberg with benefits payable to his wife, which had an annual premium in
2004 of $7,668. Pursuant to the terms of an employment agreement with Bruce M.
Goldberg, the Company makes annual payments, currently in the amount of $21,995, to Bruce M. Goldberg to cover the annual premium on a $1,000,000 whole life insurance policy (the "Whole Life Policy") on the life of Bruce M. Goldberg. The
Company is obligated to continue, for the duration of Bruce M. Goldberg's employment with the Company, to pay the annual premium to Bruce M. Goldberg for the Whole Life Policy. In addition, pursuant to the terms of an insurance agreement effective as of January 1, 1993 with each of Howard L. Flanders and
Rick Gordon, beginning in 1993 the Company had advanced substantially all of the premiums for $1,000,000 flexible premium life insurance

policies owned by each of Howard L. Flanders and Rick Gordon. Under the respective insurance agreement the Company's obligations to make premium payments in connection with Howard L. Flanders' and Rick Gordon's policies lasted for a maximum of ten years from the time the insurance policies were acquired in 1993. This obligation terminated in January 2003. The Company's premium advances were secured by a collateral assignment of the cash surrender value and death benefit of each of the policies subject to a five year vesting period which commenced on January 1, 1998. On January 1, 2003 (the tenth anniversary of the insurance agreements), all advances were deemed cancelled, the security interests fully released and the cash surrender value and other benefits of their respective insurance policies were fully vested in the employees.

Option Grants in Last Fiscal Year

The following table shows all grants of options to the named executive officers of the Company during the fiscal year ended December 31, 2004. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (as indicated below) if the price of the Company's stock was to appreciate annually by 0%, 5% and 10%. There is no assurance that such stock price will appreciate at the rates shown in the table. All of the options set forth in the table are stock options issued pursuant to the Option Plan. The
Company does not have a plan whereby tandem stock appreciation rights ("SARS")
are granted. See "Employees', Officers', Directors' Stock Option Plan"
hereinbelow.

                                                                                               Potential Realizable
                                                            Closing                      Value at Assumed
                     Number of         % of                    Market                    Annual Rates of Stock
                       Securities     Total Options                Price on                     Price Appreciation
                     Underlying       Granted to      Exercise   Date of                       for Option Term
                      Options        Employees in      Price     Grant      Expiration  --------------------------
      Name              Granted (#)     Fiscal Year     ($/Share) ($/Share)(1)    Date      0% ($)   5% ($)   10% ($)
-------------------   --------------- ---------------  ---------- -----------  ----------- -------- --------  -------
Paul Goldberg           13,740(2)          10.8%          6.93       7.23       01/20/08     4,136   25,547    50,246
Bruce M. Goldberg       19,240(2)          15.1%          6.30       7.23       01/20/08    17,912   47,895    82,480
Howard L. Flanders      10,110(2)           7.9%          6.30       7.23       01/20/08     9,412   25,167    43,341
Rick Gordon              9,500(2)           7.5%          6.30       7.23       01/20/08     8,845   23,649    40,726
John Jablansky           2,000(2)           1.6%          6.30       7.23       01/20/08     1,862    4,979     8,574

(1)  The closing market price on the date of grant may be different than the exercise price per share. For purposes of and as provided under the Option
     Plan, the exercise price per share is based on the "fair market value" on the date of grant of any option. Fair market value represents the average of the market price of a share of Common Stock for each of the seven (7)
     consecutive business days preceding such date. The market price on each such day is the closing sales price of a share of Common Stock on The
     Nasdaq Stock Market on such day. The Compensation Committee of the Company believes this calculation more accurately reflects "fair market value" of the Company's Common Stock on any given day as compared to simply using the closing market price on the date of grant.
(2)  These options vest 30% on July 21, 2005, 30% on January 21, 2006 and 40% on
     January 21, 2007.

                                       10

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-Ended Option
Values

The following table sets forth information concerning the aggregate option exercises in the fiscal year ended December 31, 2004 and the value of unexercised stock options as of December 31, 2004 for the individual executive officers named in the Summary Compensation Table:

                                                                        Number of
                                                                        Securities                Value of
                                                                        Underlying               Unexercised
                                                                        Unexercised             In-the-Money
                                                                        Options At               Options At
                                     Shares                              FY-End(#)               FY-End ($)
                                   Acquired on          Value           Exercisable/            Exercisable/
                                   Exercise(#)       Realized($)(1)     Unexercisable          Unexercisable(2)
                                 ------------------------------------------------------------------------------
Paul Goldberg................         15,000            111,675          66,378 (E)              47,160 (E)
                                                                         43,622 (U)             110,040 (U)
Bruce M. Goldberg............              -                  -         126,481 (E)             109,704 (E)
                                                                         61,029 (U)             163,156 (U)
Howard L. Flanders...........         24,000            160,368          49,267 (E)              52,980 (E)
                                                                         32,733 (U)              86,492 (U)
Rick Gordon..................          8,000             50,656          42,717 (E)              32,172 (E)
                                                                         26,173 (U)              62,692 (U)
John Jablansky...............              -                  -           8,212 (E)              17,856 (E)
                                                                          6,828 (U)              16,912 (U)
--------------

(1)  Value is based upon the difference between the exercise price of the options and the last reported sale price of the Common Stock on The Nasdaq
     Stock Market on the date of exercise.
(2)  Value is based upon the difference between the exercise price of the options and the last reported sale price of the Common Stock on The Nasdaq
     Stock Market on December 31, 2004 (the Company's fiscal year end).

Compensation Committee Report

The Compensation Committee is responsible for recommending to the Board the compensation of the executive officers, including annual base salaries, cash and non-cash bonuses, stock ownership plans, retirement plans and other benefits.
With respect to the compensation of the executive officers other than the Chief
Executive Officer, the Compensation Committee makes its recommendations after consulting with the Chief Executive Officer. In addition, the Compensation
Committee administers the Option Plan and the Company's deferred compensation plans and will administer all future benefit plans of the Company. The policies of the Compensation Committee and the Board with respect to the compensation of the executive officers is intended to establish levels of annual compensation that are consistent with the Company's annual and long-term goals and to reward individuals for corporate performance as well as individual achievements. In part, the Compensation Committee believes in using incentives such as annual incentive cash bonuses and stock option grants and deferred compensation plans as a means of motivating its executive officers to perform at the highest levels possible and to tie directly the compensation of the Company's executive officers to the operating performance of the Company. The Compensation Committee also takes into consideration the compensation of executive officers at companies similar in size to the Company and at other companies within the same industry as the Company.

During fiscal year 2004 executive officers named in the Summary Compensation
Table were compensated pursuant to employment agreements entered into prior to
2004 or previously existing compensation arrangements. See "Employment
Agreements" hereinbelow.

Howard M. Pinsley
Robin L. Crandell

                                       11

Employees', Officers', Directors' Stock Option Plan

In 1987, the Company established the Option Plan. Subsequent thereto certain amendments to and a restatement of the Option Plan have been adopted by the
Board and approved by the shareholders of the Company. The Option Plan may be further modified or amended by the Board, but certain modifications and amendments are subject to approval by the Company's shareholders. On September
6, 2005, the Board authorized and adopted, subject to shareholder approval, an extension of the term and expiration date of the Option Plan from April 18, 2009 to September 6, 2015 and an increase in the number of shares of Common Stock reserved for issuance under the Option Plan from 1,100,000 to 1,350,000. Such amendments require the approval of the shareholders of the Company at the
Meeting to remain in effect and are described in "ITEM 2. EXTENSION OF TERM AND
EXPIRATION DATE OF OPTION PLAN AND AUTHORIZATION OF ADDITIONAL SHARES UNDER
OPTION PLAN" in "PROPOSALS." The Board is recommending approval of such amendments by the Company's shareholders at the Meeting.

The Option Plan provides for the granting to key employees of both "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "nonqualified stock options" ("nonqualified stock options" are options which do not comply with Section 422 of the Code) and for the granting to nonemployee directors and independent contractors associated with the Company of nonqualified stock options.

A general description of the Option Plan, as previously in effect and as amended, is presented below. Reference is also made to ITEM 2 in "PROPOSALS" for a detailed description of the amendments for which shareholder approval is being sought at the Meeting. A copy of the Option Plan may be obtained without charge upon written request to Howard L. Flanders, the Corporate Secretary, at the
Company's principal executive offices, 16115 N.W. 52nd Avenue, Miami, Florida
33014.

Purpose. The current purpose of the Option Plan is to secure for the Company and its subsidiaries the benefits of the additional incentive to selected key employees of and independent contractors associated with the Company inherent in the ownership of Common Stock, to promote the success and profitability of the
Company's business and to help the Company attract, secure and retain the services of such key employees and independent contractors.

Term of the Option Plan. Prior to the adoption by the Board of the amendments described in ITEM 2 in "PROPOSALS," unless earlier terminated, the Option Plan would have continued in effect through April 18, 2009, after which it would expire and no further options could thereafter be granted under the Option Plan.
Subject to the approval of the shareholders of the Company at the Meeting, the term and expiration date of the Option Plan has been authorized by the Board to be extended to September 6, 2015. The expiration of the Option Plan, or its termination by the Board, will not affect any options previously granted and then outstanding under the Option Plan. Such outstanding options would remain in effect until they have been exercised, terminated or have expired.

Number of Shares. Prior to the adoption by the Board of the amendments described in ITEM 2 in "PROPOSALS," a maximum of 1,100,000 shares of the Company's Common
Stock was reserved for issuance upon the exercise of options granted under the
Option Plan, subject to any adjustments required upon changes in capitalization to prevent dilution or enlargement of the shares issuable pursuant to the Option
Plan by reason of any stock split, stock dividend, combination of shares, recapitalization or other change in the capital structure of the Company.
Subject to the approval of the shareholders of the Company at the Meeting, the number of shares of the Company's Common Stock reserved for issuance under the
Option Plan has been authorized by the Board to be increased to 1,350,000 shares.

Administration. The Option Plan is administered by the Compensation Committee comprised of two or more independent directors appointed by the Board from among its members. Any member of the Compensation Committee may be removed at any time either with or without cause by action of the Board and a vacancy on the
Compensation Committee due to any reason can be filled by the Board. The current members of the Compensation Committee are two of the independent directors of the Company, Howard M. Pinsley and Robin L. Crandell. Subject to the express limitations of the Option Plan, the Compensation Committee has authority, in its discretion, to interpret the Option Plan, to adopt, prescribe, amend and rescind rules and regulations as it deems appropriate concerning the holding of its meetings and administration of the Option Plan, to determine and recommend persons to whom options should be

                                       12

granted, the date of each option grant, the number of shares of Common Stock to be included in each option, any vesting schedule, the option price and term
(which in no event will be for a period more than ten years from the date of grant) and the form and content of agreements evidencing options to be issued under the Option Plan.

Eligibility to Participate in Option Plan. Options may be currently granted under the Option Plan to any key employee or nonemployee director or prospective key employee or nonemployee director (conditioned upon, and effective not earlier than, his or her becoming an employee or director) of or independent contractor associated with the Company or its subsidiaries. However, as required by the Code, nonemployee directors and independent contractors are only eligible to receive nonqualified stock options. In determining key employees to whom options will be granted, the Compensation Committee takes into consideration the key employee's present and potential contribution to the success and growth of the Company's business and other such factors as the Compensation Committee may deem proper or relevant in its discretion including whether such person performs important job functions or makes important decisions for the Company, as well as the judgment, initiative, leadership and continued efforts of eligible participants. Employees who are also officers or directors of the Company or its subsidiaries will not by reason of such offices be ineligible to receive options. However, no member of the Compensation Committee is eligible to receive options under the Option Plan and it is currently contemplated that nonemployee directors would be granted options under the 2000 Nonemployee Director Stock
Option Plan described below and not the Option Plan. The Compensation Committee has not adopted formal eligibility limitation criteria. Therefore, quantification of the current number of employees, nonemployee directors and independent contractors that would technically be eligible for participation is not currently readily determinable.

Exercise Price. The exercise price for all options granted under the Option Plan shall not be less than the fair market value of the Company's Common Stock on the date of grant (or, in the case of incentive stock options, 110% of the fair market value if the beneficiary of the grant beneficially owns 10% or more of the outstanding shares of the Company's Common Stock). For purposes of the
Option Plan, fair market value on the date of grant of any option is the average of the "market price" of a share of Common Stock for each of the seven (7)
consecutive business days preceding such date. The "market price" on each such day shall be (i) if the Common Stock is listed on a securities exchange
(including The Nasdaq Stock Market), the closing sales price on such exchange on such day or, in the absence of reported sales on such day, the mean between the reported closing bid and asked prices on such exchange on such day, or (ii) if the Common Stock is not listed on a securities exchange (including The Nasdaq
Stock Market), the mean between the closing bid and asked prices as quoted by the National Association of Securities Dealers, Inc. through the National
Association of Securities Dealers Automated Quotation System ("NASDAQ") for such day; provided, however, that, if there are no such quotations or if it is determined that the fair market value is not properly reflected by such NASDAQ quotations or the Common Stock is not traded on an exchange or over the counter, fair market value shall be determined by such other method as the Compensation
Committee determines to be reasonable. Notwithstanding the foregoing, if on, or within ten (10) days prior to, the date of grant of any options a registration statement filed by the Company with the SEC in connection with a public offering of Common Stock becomes effective, the fair market value of a share of such
Common Stock shall be the public offering price per share of Common Stock being offered pursuant to such offering.

Limitations on Grant of Options. Except as may be specifically limited by the terms of the Option Plan, the granting of options is made at the sole discretion of the Compensation Committee. Further, the aggregate fair market value of the
Company's Common Stock (determined at the date of the option grant) for which an employee may be granted incentive stock options which first become exercisable in any calendar year under the Option Plan may not exceed $100,000. Options granted pursuant to the Option Plan are not transferable during an optionee's lifetime.

Option Period. The term of and any vesting schedule (whether the option will be exercisable immediately, in stages or otherwise, or the vesting will be based upon any condition such as the operating performance of the Company or other events such as a change in control) for an option granted under the Option Plan is established by the Compensation Committee, but the term may not be more than ten years from the date of grant of the option, except that, in the case of a person receiving an incentive stock option who at such time owns the Company's
Common Stock representing more than 10% of the Company's Common Stock outstanding at the time the option is granted, the term of such incentive stock option shall not exceed five years from the date of grant of the option. In general, options will not be exercisable after the expiration of their term.
Furthermore, the Compensation Committee has the authority and discretion to determine the time frame in which an optionee has to exercise his options
(subject to the ten-year limitation from date of grant) in the event of his termination of employment due to death, disability, termination without cause, retirement, voluntarily leaving the Company or a change in control.

                                       13

Nontransferability. No option granted under the Option Plan is transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, subject to any transfer pursuant to a qualified domestic relations order, each option will be exercisable, during the lifetime of an optionee, only by such optionee.

Manner of Exercise and Payment for Options. Options granted under the Option
Plan shall be exercised by an optionee (or upon his or her death by his or her personal representative, executor or administrator), as to all or part of the
Common Stock covered by the options which have vested (subject to any minimum numbers of shares that must be purchased at any time under the terms of a particular stock option agreement), by giving written notice of exercise to the
Company specifying the number of shares to be purchased and accompanied by payment of the full purchase price for the shares being purchased. Payment in full of such purchase price is to be made (a) by check payable to the Company or
(b) with the prior consent of the Compensation Committee or to the extent provided in the applicable option agreement, by tendering to the Company previously acquired shares of Common Stock having a fair market value
(determined as of the date such options are exercised) equal to the entire purchase price, or (c) with the prior consent of the Compensation Committee or to the extent provided in the applicable option agreement, by a combination of
(a) and (b) above. No shares of Common Stock can be issued until full payment therefore has been received by the Company, and no optionee has any of the rights of a shareholder of the Company until the certificates for such shares of
Common Stock are issued to the optionee following the exercise of his or her options.

Recapitalization, Consolidation and Similar Transactions. In the event of any stock split, stock dividend, combination of shares, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any options theretofore granted under the Option Plan are outstanding but unexercised, the Compensation
Committee shall make such adjustments in the character and number of shares subject to such options and in the option price, as shall be equitable and appropriate in order to make such options, as nearly as may be practicable, equivalent to such options immediately prior to such change, subject to complying with any requirements of the Code in the event that incentive stock options are involved.

Effect of Acquisition of Company. In the event of any sale of assets, merger, consolidation, combination or other corporate reorganization of the Company with or into another entity which results in the outstanding Common Stock of the
Company being converted into or exchanged for different securities, cash or other property, each outstanding option, subject to the other provisions of the
Option Plan and any limitations applicable to a particular option, may be assumed by the successor entity (or a parent or subsidiary of such successor entity) or the optionee may receive from such successor entity (or a parent or subsidiary of such successor entity) a new option for such outstanding option, which new option shall be, as nearly as may be practicable, equivalent to the outstanding option and in conformity with Section 424(a) of the Code and the regulations thereunder, if applicable.

Amendment and Termination of Option Plan. The Board may at any time amend, modify or terminate the Option Plan except with respect to outstanding options, but may not make any amendment to the Option Plan which increases the maximum number of shares which may be subject to awards of options (except in connection with recapitalizations or similar transactions, see "Recapitalization,
Consolidation and Similar Transactions"), which materially increases the benefits accruing to participants under the Option Plan or which changes the class or persons eligible for the grant of options or otherwise materially modifies the requirements for eligibility for participation in the Option Plan, unless such action of the Board shall be approved or ratified by the shareholders of the Company. The Board may also terminate the Option Plan prior to its expiration date, after which no further options may be granted under the
Option Plan.

Federal Income Tax Consequences. The following is a brief summary of the applicable Federal income tax consequences of options granted under the Option
Plan based on U.S. Federal income tax laws in effect on the date of this Proxy
Statement.

Incentive Stock Options. No taxable income is recognized by a holder of an option (an "optionee") upon the grant or exercise of an incentive stock option
("ISO"). No taxable ordinary income is recognized by an optionee upon the disposition of an ISO by an optionee (except to the extent the ISO affects the determination of the optionee's alternative minimum taxable income under Section
56 of the Code, as discussed in the paragraph below entitled "Alternative
Minimum Taxable Income Adjustment"), provided (i) no disposition of any share of
Common Stock issued pursuant to the exercise of the ISO is made by the optionee within two (2) years from the date of the grant of the ISO nor within one (1)
year after the transfer of such share to him or her (a disposition within either of such periods is hereinafter referred to

                                       14

as a "disqualifying disposition"); and (ii) the optionee was an employee of the
Company at all times from the date of the grant of the ISO to the date, generally, three (3) months before the date of such exercise (the optionee is
"continuously employed") (that is, the optionee may exercise the ISO within three (3) months following his or her termination of employment without the recognition of taxable income on such exercise).

If any share of Common Stock is transferred to an optionee pursuant to his or her exercise of an ISO, and if no disqualifying disposition of such share is made by the optionee and the optionee is continuously employed by the Company, then upon the subsequent disposition of such share by the optionee, (i) any amount realized in excess of the option exercise price is treated as long-term capital gain (subject to various tax rates depending on how long such share is held); (ii) any loss sustained is a long-term capital loss; and (iii) no deduction under Section 162 of the Code (relating to trade or business expenses)
("employer tax deduction") is allowed to the Company for federal income tax purposes.

If any share of Common Stock transferred to an optionee pursuant to his or her exercise of an ISO is disposed of by the optionee in a disqualifying disposition, then for the taxable year of such disposition (i) the optionee recognizes ordinary compensation income in an amount equal to the lesser of (a)
the excess, if any, of the fair market value of such share at the time of the exercise of the option over the option exercise price and (b) the amount realized on such disposition over the option exercise price; (ii) the basis of such share is then increased by the amount of any income recognized, and any additional gain or loss recognized by the optionee with respect to such share is treated as short-term or long-term capital gain or loss (as the case may be);
and (iii) the Company is allowed an employer tax deduction in an amount equal to the optionee's ordinary compensation income described in (i) above.

Nonqualified Stock Options. With respect to non-qualified stock options
("NSOs"): (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to an employer tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which federal income tax withholding will be required.

Alternative Minimum Taxable Income Adjustment. The exercise by an optionee of an
ISO granted under the Option Plan may subject the optionee to alternative minimum tax ("AMT") under Section 56 of the Code. Under Section 56(b)(3) of the
Code, for purposes of computing the amount of the alternative minimum taxable income ("AMTI") of an individual for any taxable year, (i) Section 83 (relating to NSOs) as opposed to Section 421 (relating to ISOs) of the Code applies to the transfer of a share of Common Stock pursuant to the exercise of an ISO (that is, the ISO is treated as an NSO) and (ii) the optionee must treat the difference, if any, between the fair market value of the ISO and the option exercise price as an adjustment in determining AMTI under Section 56(b)(3) of the Code in the first taxable year in which the optionee's rights in such share are either transferable or are not subject to a substantial risk of forfeiture under
Section 83(a) of the Code. An optionee may alter the timing and amount of such an AMTI adjustment, if any, by filing with the Internal Revenue Service an election under Section 83(b) of the Code within thirty (30) days after the date of the exercise of an ISO. Such an AMTI adjustment, if any, is also added to the basis of such share for purposes of determining adjusted gain or loss under the
AMT upon disposition of such share. No such AMTI adjustment is required if the exercise of an ISO and the subsequent disposition of such share occur within the same taxable year.

Outstanding Options. As of the Record Date, a total of 737,451 options were granted and had not expired or been forfeited, of which 278,653 were exercised and 458,798 options were outstanding (of which 249,723 options were held by executive officers of the Company as a group and 147,970 options are presently exercisable). These options, which are held by 123 persons, are exercisable at prices ranging from $1.92 per share to $13.018 per share and are exercisable through various expiration dates from 2005 to 2009. Subject to the approval of the shareholders of the Company at the Meeting to the increase of the number of shares reserved for issuance under the Option Plan, there would be 612,459 shares available as of the Record Date for future issuance under the Option
Plan.

Recent Price of Common Stock. On September 19, 2005, the closing sale price of the Common Stock on The Nasdaq Stock Market was $4.34 per share.

                                       15

2000 Nonemployee Director Stock Option Plan

In June 2000, the Company established the 2000 Nonemployee Director Stock Option
Plan, as amended (the "Director Stock Option Plan"). The Director Stock Option
Plan provides for awards of options to purchase shares of Common Stock of the
Company to nonemployee directors of the Company. Under the Director Stock Option
Plan, on or about the day of each nonemployee director's initial election to the
Company's Board, each nonemployee director will be awarded nonqualified stock options to purchase at least 1,500 shares of the Company's Common Stock, but not to exceed a maximum of 15,000 shares, at the fair market value of the Company's
Common Stock on the date on which the option is granted. The Board will determine the number of options to be granted to a nonemployee director upon his or her initial election as it deems necessary or advisable and in the best interests of the Company in order to attract and obtain outstanding and highly qualified candidates to serve on the Company's Board. On the date of the
Company's annual meeting of shareholders occurring later than 12 months after a nonemployee director's initial election, the Director Stock Option Plan provides such nonemployee director (subject to his or her re-election if up for re-election at such annual meeting) will be automatically awarded additional options to purchase 1,000 shares of Common Stock at the fair market value of the
Company's Common Stock on the date on which the option is granted. An aggregate of 75,000 shares of the Company's Common Stock have been reserved for issuance under the Director Stock Option Plan. As of the Record Date, a total of 17,000 options were granted and had not expired or been forfeited, of which 750 were exercised and 16,250 options were outstanding. These options, which are held by
4 persons, have exercise prices ranging from $1.96 per share to $10.53 per share
(based on fair market value at date of grant) and vest in 50% annual increments over a two-year period and are exercisable over a ten-year period. Under certain circumstances, including death, permanent disability, retirement or a change in control, vesting is accelerated and the options become fully exercisable.

Registration Statements

The Company has filed registration statements on Form S-8 with the SEC in order to register all of the shares of Common Stock issuable under the Company's two option plans before taking into account the increased number of shares reserved if the Company's shareholders approve an increase in the number of shares of
Common Stock issuable pursuant to the Option Plan from 1,100,000 to 1,350,000 shares. So long as such registration statements remain effective under the
Securities Act of 1933, as amended (the "Act"), shares of Common Stock issued upon the exercise of outstanding options under the option plans will be immediately and freely tradable without restriction under the Act, subject to applicable volume limitations, if any, under Rule 144 and, in the case of executive officers and directors of the Company, Section 16 of the Exchange Act.
It is contemplated that the Company will, at the appropriate time, file an additional registration statement on Form S-8 in order to register the additional 250,000 shares reserved if the Company's shareholders approve an increase in the number of shares of Common Stock issuable pursuant to the Option
Plan from 1,100,000 to 1,350,000 shares of Common Stock. See "ITEM 2. EXTENSION
OF TERM AND EXPIRATION DATE OF OPTION PLAN AND AUTHORIZATION OF ADDITIONAL
SHARES UNDER OPTION PLAN" in "PROPOSALS."

Equity Compensation Plan Information

The following table sets forth information about our Common Stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2004, including the Option Plan and the
Director Stock Option Plan. Our stockholders have approved both of these plans.

                                                                                  Number of Securities Remaining
                               Number of Securities To      Weighted Average       Available for Future Issuance
                               Be Issued Upon Exercise      Exercise Price of     Under Equity Compensation Plans
                               of Outstanding Options,    Outstanding Options,         (Excluding Securities
Plan Category                     Warrants And Rights       Warrants and Rights     Reflected in the First Column)
-----------------------------  -------------------------   ---------------------  --------------------------------
Equity compensation plans
approved by stockholders               759,360                    $5.07                       180,834

Equity compensation plans
not approved by stockholders             N/A                       N/A                          N/A

Deferred Compensation Plans for Executive Officers and Key Employees

Effective January 1, 1988, the Company established a deferred compensation plan
(the "1988 Deferred Compensation Plan") for executive officers and key employees of the Company. The employees eligible to participate in the 1988 Deferred
Compensation Plan (the "Participants") are chosen at the sole discretion of the
Board, upon a recommendation from the Compensation Committee. In 2003, the 1988
Deferred Compensation Plan was amended to allow a Participant

                                       16

to elect to receive a lump sum benefit, providing such Participant has attained at least the age of 65 and has at such time 25 or more years of service with the
Company. Pursuant to the 1988 Deferred Compensation Plan, commencing on a
Participant's retirement date, he or she will receive an annuity for ten years, unless he or she has elected to receive a lump sum benefit as described above.
The amount of the annuity shall be computed at 30% of the Participant's salary, as defined. Any Participant with less than ten years of service to the Company as of his or her retirement date will only receive a pro rata portion of the annuity. Retirement benefits paid under the 1988 Deferred Compensation Plan will be distributed monthly. The Company did not pay any benefits under this plan for
2004. The maximum annuity benefit payable to a Participant (including each of the named executive officers) under the 1988 Deferred Compensation Plan is presently $30,000 per annum.

During 1996, the Company established a second deferred compensation plan (the
"1996 Deferred Compensation Plan") for executives of the Company. The executives eligible to participate in the 1996 Deferred Compensation Plan are chosen at the sole discretion of the Board upon a recommendation from the Compensation
Committee. The Company may make contributions each year in its sole discretion and is under no obligation to make a contribution in any given year. For 2004 the Company did not make any contributions to the plan. Participants in the plan will vest in their plan benefits over a ten-year period. If the participant's employment terminates due to death, disability or a change in control of management, he or she will vest 100% in all benefits under the plan. Retirement benefits will be paid, as selected by the participant, based on the sum of the contributions made and any additions based on investment gains. One executive officer (John Jablansky) of the Company has been chosen as a participant in the
1996 Deferred Compensation Plan.

401(k) Plan

The Company maintains a 401(k) plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code. All full-time employees of the Company are eligible to participate in the 401(k) Plan after completing 90 days of employment. During 2004, each eligible employee could elect to contribute to the 401(k) Plan, through payroll deductions, up to 100%
of his or her salary, limited to $13,000 in 2004. The Company's 401(k) Plan provides for discretionary matching contributions by the Company. During 2001 and in prior years, the Company's 401(k) Plan provided for standard matching contributions by the Company in the amount of 25% on the first 6% contributed of each participating employee's salary. No matching contributions were made by the
Company for 2004.

Employment Agreements

The Goldberg Agreements

The Company has employment agreements with each of Paul Goldberg, its Chairman of the Board, and Bruce M. Goldberg, its Chief Executive Officer and President
(collectively and as amended the "Goldberg Agreements"). Effective January 1,
2000, the term of each of the Goldberg Agreements was extended until December
31, 2005, with automatic additional successive one-year renewal periods thereafter unless terminated in writing by the Company or the employee at least
60 days prior to the expiration of the then current term and subject, in the case of Paul Goldberg, to earlier termination in the event that Paul Goldberg elects to exercise his right to retire as hereinafter described. Each of the
Goldberg Agreements provides for a base salary, in the case of Paul Goldberg, of
$291,167 per annum effective January 1, 2000, and, in the case of Bruce M.
Goldberg, of $391,723 per annum effective January 1, 1999, subject to an annual increase equal to the greater of 4% per annum or the increase in the cost of living. During 2001 through 2004 Bruce M. Goldberg and Paul Goldberg voluntarily agreed to reductions in the base salary that they would otherwise then have been entitled to receive. Under the Goldberg Agreements, Paul Goldberg and Bruce M.
Goldberg are entitled to receive, in the case of Paul Goldberg, an annual cash bonus equal to 3% and, in the case of Bruce M. Goldberg, an annual cash bonus in
1999 equal to 4% and in 2000 and thereafter 5% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual bonus compensation for each of Paul Goldberg and
Bruce M. Goldberg is limited in any year to an amount no greater than two times his respective base salary for the applicable year. In addition, upon a change in control, all options granted by the Company to Paul Goldberg and Bruce M.
Goldberg automatically vest.

Under the Goldberg Agreement for Paul Goldberg, as amended, he is able to elect, in his sole discretion, to retire at any time (the "Retirement Election"). Upon the earlier to occur of the Retirement Election or at the expiration of the term of his Goldberg Agreement, the Company will be obligated to pay Paul Goldberg
(in addition to any other compensation he may be entitled to upon termination), and his spouse upon his death, a retirement benefit of $100,000 per annum until the later of the death of Paul Goldberg or his spouse, provide him and his spouse, without cost, until the later of their

                                       17

respective deaths, at least the same level of medical and health insurance benefits as was provided prior to his retirement and continue to pay the premiums on the life insurance policy insuring his life as described under
"Summary Compensation Table" hereinabove.

The Goldberg Agreements also provide certain additional benefits to each of Paul
Goldberg and Bruce M. Goldberg, including participation in the Company benefit plans, use of or payment for an automobile and, in the case of Bruce M.
Goldberg, continuance in the event of disability of all his respective compensation and other benefits for two years and the payment of the annual premium on the Whole Life Policy as described under "Summary Compensation Table"
above.

The Goldberg Agreements, also provide that, in the event of change in control
(as defined) of the Company, each of Paul Goldberg and Bruce M. Goldberg shall have the option in his sole discretion to terminate his Goldberg Agreement. In such event, Paul Goldberg would be entitled to elect (in lieu of electing to continue to receive some or all of the compensation, payments and benefits as and when due under his Goldberg Agreement) to receive a lump sum payment equal to the sum of (i) Paul Goldberg's compensation due through the greater of the end of the term of his Goldberg Agreement or three years after the change in control, (ii) the present value (assuming a certain discount rate and life expectancy) of the retirement payments payable to Paul Goldberg commencing from the later of the end of the term or three years after the change in control until his death, (iii) an amount sufficient to pay, until the later of his or his spouse's death, the premium for at least the same level of health insurance benefits as was provided before the change in control and (iv) an amount sufficient to pay until his death, the premiums on the life insurance policy insuring his life as described under "Summary Compensation Table" above.
Similarly, under the Goldberg Agreement for Bruce M. Goldberg, in the event of a change in control and Bruce M. Goldberg's election to terminate his Goldberg
Agreement, Bruce M. Goldberg at his option will be entitled to elect to receive a lump sum payment equal to his compensation due through the later of the end of the term of his Goldberg Agreement or three years after the change in control or for such period to continue to receive such compensation as and when due under the Goldberg Agreement. The Goldberg Agreements (as well as the employment agreements for each of Howard L. Flanders and Rick Gordon discussed below) also provide for reimbursement of, and a gross-up for, any federal tax liability imposed pursuant to Section 4999 or Section 280G (or any successor provisions)
of the Internal Revenue Code of 1986, as amended, and any similar state or local taxes, as a result of a change in control payment, consideration and/or benefit made or provided by the Company pursuant to such employment agreements.

The Flanders/Gordon Agreements

Effective as of January 1, 2000, the Company entered into a new employment agreement with Howard L. Flanders, its Executive Vice President, Chief Financial
Officer and Corporate Secretary (the "Flanders Agreement"), and Rick Gordon, its
Senior Vice President of Sales and Marketing (the "Gordon Agreement" and
collectively with the Flanders Agreement, the "Flanders/Gordon Agreements"). The
Flanders/Gordon Agreements each have an initial term through December 31, 2003, with automatic additional successive one-year renewal periods thereafter unless terminated in writing by the Company or the employee at least 60 days prior to expiration of the then current term. They provide for a base salary, effective as of January 1, 2000, of $215,000 per annum for Mr. Flanders and $218,000 per annum for Mr. Gordon, subject to an annual increase commencing January 1, 2001, equal to the greater of 5% per annum or the increase in the cost of living.
During 2001 through 2004 Howard L. Flanders and Rick Gordon voluntarily agreed to reductions in the base salary that they would otherwise then have been entitled to receive. Under the Flanders/Gordon Agreements, Messrs. Gordon and
Flanders are entitled to receive an annual cash bonus equal to 2% of the
Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual cash bonus compensation is limited in any year to an amount no greater than such executive's base salary for the applicable year. The Flanders/Gordon Agreements also provide for certain additional benefits, including participation in the Company benefit plans, use of or payment for an automobile and continuance of all their respective compensation and other benefits for two years in the event of disability.
Further, if Mr. Gordon or Mr. Flanders were to be terminated without cause
(which includes requiring employee to perform duties not commensurate with his offices or which differ materially from duties that presently exist or, after a change in control, changing the location where employee is based), he is entitled to receive severance benefits equal to the greater of two-years compensation or the remainder of the compensation due under the applicable
Flanders/Gordon Agreement. Additionally, under the Flanders/Gordon Agreements, the Company has paid premiums under a life insurance policy for each of Messrs.
Gordon and Flanders with the beneficiary to be as designated by Mr. Gordon or
Mr. Flanders, respectively, as described under "Summary Compensation Table"
above. The Flanders/Gordon Agreements also provide that, in the event of a change in control (as defined) of the Company, each of Mr. Gordon and Mr.
Flanders would have the option in his sole discretion to terminate the applicable Flanders/Gordon Agreement. In such event, and subject to remaining an employee of the Company (or its successor) for 180 days after the change in control (other than as a result of his death, disability or termination without

                                       18

cause), Mr. Gordon or Mr. Flanders, at his option, is entitled to elect to receive a lump-sum payment equal to his respective compensation due through the later of the end of the term of the applicable Flanders/Gordon Agreement or two years after the change in control or for such period to continue to receive such compensation as and when due under such Flanders/Gordon Agreement. In addition, upon a change in control, all options granted by the Company to Messrs. Flanders and Gordon automatically vest. The Flanders/Gordon Agreements also contain covenants not to compete, nonsolicitation and nondisclosure provisions.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently consists of Howard M. Pinsley and Robin L. Crandell, both being independent directors of the Company. See
"BOARD COMMITTEES - Compensation Committee." Since January 1, 2004 to the date hereof, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

STOCK PRICE PERFORMANCE CHART

The following graph compares the five-year cumulative total returns* of the
Company's Common Stock with the NASDAQ Market Index and the Electronic Parts and
Equipment Peer Group Index (SIC Code 5065). The stock price performance shown below is not necessarily indicative of future price performance.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE ELECTRONIC PARTS AND EQUIPMENT
                    PEER GROUP INDEX AND NASDAQ MARKET INDEX*

-----------------------
*Assumes the investment of $100 on January 1, 2000 and reinvestment of dividends
(no dividends were declared on the Company's Common Stock during the period).

                                       19

PROPOSALS

ITEM 1.  ELECTION OF DIRECTORS

It is intended that the votes will be cast pursuant to the accompanying proxy for the nominees named below, unless otherwise directed. The Board has no reason to believe that such nominees will become unavailable; however, in the event that such nominees should be unavailable, proxies solicited by the Board will be voted for the election of substitute nominees designated by the Nominating
Committee of the Board.

Bruce M. Goldberg has been a member of the Board since 1987, Howard L. Flanders has been a member of the Board since 1992 and Richard E. Siegel has been a member of the Board since 1999. The names of the nominees and the terms and class are set forth below. For biographical and other information regarding such nominees, see "BOARD OF DIRECTORS."

            Nominee                     Term           Class
            -------                     ----           -----

            Bruce M. Goldberg          3 years          II
            Howard L. Flanders         3 years          II
            Richard E. Siegel          3 years          II

Proxies cannot be voted for a greater number of persons than the nominees named above.

The nominees for directors who receive a plurality of the votes cast by the holders of the Shares will be elected. Abstentions (withheld authority) and broker or nominee non-votes are not counted in determining the number of Shares voted for or against any nominee for director.

The Board recommends a vote in favor of the nominees for election to the Board.

ITEM 2.  EXTENSION OF TERM AND EXPIRATION DATE OF OPTION PLAN AND AUTHORIZATION
         OF ADDITIONAL SHARES UNDER OPTION PLAN

The Company proposes that the term of the Option Plan be extended until and the
Option Plan be continued in effect through September 6, 2015, ten years from the date of the approval by the Board of the amendments to extend the term of the
Option Plan and to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Option Plan to 1,350,000 shares (the "Reserve Share Increase"). Prior to the Board's authorization and adoption of the extension of the term and expiration date of the Option Plan subject to shareholder approval, the Option Plan would have expired on April 18,
2009, after which no further options could be granted under the Option Plan.
This proposal is being made in order to ensure that the Company will continue in the future to be able to grant options as incentives to those individuals upon whose efforts the Company relies for the continued success and development of its business and to attract and retain the best qualified personnel. Prior to the Board's authorization and adoption of the Reserve Share Increase subject to shareholder approval, 1,100,000 shares were reserved for issuance upon the exercise of options granted under the Option Plan. The Company believes it is important to demonstrate to its current and future employees the Company's commitment to continue into the future its ability to be able to issue options as one of the available forms of compensation and that increasing the number of reserved shares will permit greater employee and officer participation in the
Option Plan and, as a result, will foster initiative, increased performance and greater employee loyalty. As of this date, the Company has no commitment to issue any other specific options under the Option Plan other than those previously issued and disclosed herein. However, the Compensation Committee has the authority to issue options, at any time, in its sole discretion. See
"EXECUTIVE COMPENSATION - Employees', Officers', Directors' Stock Option Plan"
for a discussion of the material features of the Option Plan.

The affirmative vote of a majority of the shares represented at the Meeting which cast a vote on this proposal is required to approve this proposal.
Abstentions (withhold authority) and broker or nominee non-votes are not counted in determining the number of shares for or against this proposal. The Goldberg
Group has indicated that they intend to vote in favor of this proposal.

The Board recommends a vote in favor of this proposal.

                                       20

ITEM 3.  RATIFICATION OF SELECTION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING
         FIRM

It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Lazar Levine & Felix LLP as the Company's registered independent public accounting firm for the fiscal year ending December 31, 2005, unless otherwise directed.

The firm of Lazar Levine & Felix LLP certified the accounts of the Company for the fiscal years ended December 31, 1988 and thereafter. For a discussion of the fees paid to Lazar Levine & Felix LLP for services rendered during the year ended December 31, 2004, see "Principal Accounting Firm Fees and Services" under
"AUDIT COMMITTEE REPORT." No member of such firm or any associate thereof has any financial interest in the Company or its subsidiaries. A member of such firm is not expected to be present at the Meeting.

Shareholder approval of the Company's registered independent public accounting firm is not required under Delaware law. The Board is submitting the selection of Lazar Levine & Felix LLP by the Audit Committee of the Company to its
shareholders for ratification in order to determine whether the shareholders generally approve of the Company's registered independent public accounting firm. If the selection of Lazar Levine & Felix LLP is not approved by the shareholders, the Audit Committee will reconsider its selection.

The affirmative vote of a majority of the Shares represented in person or by proxy at the Meeting which cast a vote on this proposal is required to approve this proposal. Abstentions (withheld authority) and broker or nominee non-votes are not counted in determining the number of Shares voted for or against this proposal.

The Board recommends a vote in favor of this proposal.

                                       21

SHAREHOLDER'S PROPOSALS FOR 2006 ANNUAL MEETING

Any shareholder of the Company who wishes to present a proposal to be considered at the 2006 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement for such meeting must deliver such proposal in writing to the Company at 16115 N.W. 52nd
Avenue, Miami, Florida 33014, not later than May 29, 2006. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the
Securities Exchange Act of 1934.

The persons named as proxies for the 2006 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. In the event that the Company receives notice of any shareholder proposal no later than forty-five (45) days before the date on which the Company first mailed its Proxy Statement, then, so long as the
Company includes in its proxy statement for the 2006 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, except to the extent limited by the rules of the SEC governing shareholder proposals.

OTHER MATTERS

The Board has no knowledge of any other matters which may come before the
Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment or postponements thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2004 IS
BEING PROVIDED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL
FURNISH TO EACH PERSON SOLICITED HEREUNDER, WITHOUT CHARGE, COPIES OF ITS ANNUAL
REPORT ON FORM 10-K (INCLUDING EXHIBITS) FOR THE COMPANY'S YEAR ENDED DECEMBER
31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT BY
THE COMPANY OF A WRITTEN REQUEST BY SUCH PERSON. SUCH WRITTEN REQUEST SHOULD BE
SENT TO THE COMPANY, ATTENTION: HOWARD L. FLANDERS, EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER, AT THE COMPANY'S ADDRESS STATED HEREINABOVE.

                                       By Order of the Board of Directors,

                                       /s/ HOWARD L. FLANDERS
                                       -----------------------------------------
                                       Howard L. Flanders
                                       Corporate Secretary

September 27, 2005
Miami, Florida

                                       22

                              AMENDED AND RESTATED
                        ALL AMERICAN SEMICONDUCTOR, INC.
                        EMPLOYEES', OFFICERS', DIRECTORS'
                               STOCK OPTION PLAN*

         1.       Purpose. The purpose of the Amended and Restated All American
Semiconductor, Inc. Employees', Officers', Directors' Stock Option Plan (the
"Plan") is to secure for All American Semiconductor, Inc. and its subsidiaries, if any (hereinafter collectively the "Company") and its stockholders the benefits of the additional incentive, inherent in the ownership of the Company's common stock (the "Common Stock"), by selected key employees and non-employee directors and independent contractors of the Company who are important to the success and growth of the business of the Company and to help the Company secure and retain the services of such employees, non-employee directors and independent contractors. Options granted under the Plan will be either
"incentive stock options", intended to qualify as such under the provisions of
Section 422 of the Internal Revenue Code of 1986, as from time to time amended
(the "Code"), or "non-qualified stock options." For purposes of the Plan, the terms "parent" and "subsidiary" shall mean "parent corporation" and "subsidiary corporation", respectively, as such terms are defined in Sections 424(e) and (f)
of the Code.

         2.       Stock Option Committee.
                  ----------------------

                  2.1      Administration. The Plan shall be administered by the
Compensation Committee of the Board of Directors (the "Committee"). The
Committee shall consist of not less than two members of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended. Once appointed, the Committee shall continue to serve until otherwise directed by the
Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members
(with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a
Committee of less than two members of the Board of Directors administer the
Plan, and provided, further, that all members of the Committee must be
"non-employee directors" as defined in Rule 16b-3.

                  2.2      Procedures. Subject to the provisions of this Plan,
the Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the administration of the
Plan. All determinations and actions of the Committee shall be made by not less than a majority of its members.

                  2.3      Interpretation. The Committee shall have full power
and authority to interpret the provisions of the Plan, and its decisions shall be final and binding on all interested parties.

                  2.4      Liability. No member of the Board of Directors of the
Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         3.       Shares Subject to Options.
                  -------------------------

                  3.1      Number of Shares. Subject to the provisions of
Paragraph 12 and to any adjustments required upon changes in capitalization to prevent dilution or enlargement of the shares issuable pursuant to the Plan by reason of any stock split, stock dividend, combination of shares, recapitalization, or other change in the capital structure of the Company, the number of shares of Common Stock subject at any one time to options granted under the Plan, plus the number of shares of Common Stock theretofore issued or delivered pursuant to the exercise of options granted under the Plan, shall not exceed 1,100,000 shares. If and to the

----------------------
         *As amended through August 22, 2001.

extent that options granted under the Plan terminate, expire or are cancelled without having been exercised, new options may be granted under the Plan with respect to the shares of Common Stock covered by such terminated, expired or cancelled options; provided that the granting and terms of such new options shall in all respects comply with the provisions of the Plan. In no event shall any options be granted under the Plan after April 18, 2009.

                  3.2      Character of Shares. Shares of Common Stock
delivered upon the exercise of options granted under the Plan may be authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both.

                  3.3      Reservation of Shares. There shall be reserved at all
times for sale under the Plan a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both) equal to the maximum number of shares which may be purchased pursuant to options granted or that may be granted under the Plan.

         4.       Grant of Options. The Committee shall determine, within the limitations of the Plan, the employees and non-employee directors of the Company and independent contractors to whom options are to be granted, the number of shares that may be purchased under each option, the option price, the vesting and exercise schedule and any conditions or terms of vesting and exercise of each option, including, but not limited to, vesting and exercise upon a change in control of the Company, events that may permit acceleration of vesting and exercise and the period after termination of employment or directorship that an
Option may be exercised, and shall designate options at the time of grant as either "incentive stock options" or "non-qualified options;" provided that the
"Fair Market Value" (as hereinafter defined) (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000; provided, further, that non-employee directors and independent contractors may be granted only non-qualified stock options. In determining the employees, non-employee directors and independent contractors to whom options shall be granted, the
Committee shall take into consideration the employee's, non-employee director's and independent contractor's present and potential contribution to the success of the Company and other such factors as the Committee may deem proper and relevant. Each option granted under the Plan shall be evidenced by a written agreement between the Company and the Optionee (as defined in Paragraph 5) in such form, not inconsistent with the provisions of the Plan, or with Section 422 of the Code for incentive stock options, as the Committee shall provide. Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated non-qualified stock options automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

         "Fair Market Value" on any day shall be the average of the market price of a share of Common Stock for each of the seven (7) consecutive business days preceding such day; the market price on each such day shall be (i) if the Common
Stock is listed on a securities exchange (including for purposes hereof The
Nasdaq Stock Market), the closing sales price on such exchange on such day or, in the absence of reported sales on such day, the mean between the reported closing bid and asked prices on such exchange on such day, or (ii) if the Common
Stock is not listed on a securities exchange, the mean between the closing bid and asked prices as quoted by the National Association of Securities Dealers,
Inc. through NASDAQ for such day; provided, however, that, if there are no such quotations, or if it is determined that the fair market value is not properly reflected by such NASDAQ quotations or the Common Stock is not traded on an exchange or over the counter, fair market value shall be determined by such other method as the Committee determines to be reasonable, provided, however, that in no event shall the fair market value be less than the Common Stock's par value. Notwithstanding the foregoing, if on, or within ten (10) days prior to, the date of grant of any options hereunder, a registration statement filed by the Company with the Securities and Exchange Commission in connection with a public offering of Common Stock becomes effective, the fair market value of a share of such Common Stock for purposes hereof shall be the public offering price per share of Common Stock being offered pursuant to such offering.

                                       2

         5.       Persons Eligible. Options may be granted under the Plan to any key employee or prospective key employee (conditioned upon, and effective not earlier than, his or her becoming an employee) of the Company, including without limitation by way of specification, the Chief Executive Officer, Chief Operating
Officer, President, Senior Vice Presidents, Chief Financial Officer and other officers and non-employee directors or prospective non-employee directors
(conditioned upon, and effective not earlier than, an individual becoming a director) and other employees of the Company as approved by the Committee, or any person who is an independent contractor associated with and rendering services to the Company and who, in the opinion of the Committee, is in a position to materially contribute to the continued growth and development of the
Company and its future financial success. No incentive stock options may be granted under the Plan to any person, who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), at the time the incentive stock option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent, if any, or its subsidiaries, if any, unless the option price is at least 110% of the Fair Market Value of the shares subject to the option, determined on the date of the grant, and the option by its terms is not exercisable after the expiration of five years from the date such option is granted.

         An individual receiving any option under the Plan is hereinafter referred to as an "Optionee." Any reference herein to the employment of an
Optionee by the Company shall include his or her employment by the Company or its subsidiaries, if any.

         6.       Option Price. Subject to Paragraph 12, the option price of each share of Common Stock purchasable under any incentive stock option or non-qualified stock option granted under the Plan shall be not less than the
Fair Market Value of such shares of Common Stock on the date the option is granted. For purposes of this Paragraph, the time at which an option is granted, in case of the grant of an option to a prospective key employee or prospective non-employee director, shall be deemed to be the date of such grant. The option price of any option issued in a transaction described in Section 424(a) of the
Code shall be an amount which conforms to the requirements of that section and the regulations thereunder.

         7.       Expiration and Termination of the Plan.
                  --------------------------------------

                  7.1      General. Options may be granted under the Plan at any
time and from time to time on or prior to April 18, 2009 (the "Expiration
Date"), which is ten years from the effective date of the last amendment to the
Plan extending the term to such date and on which date the Plan will expire except as to options then outstanding under the Plan. Such outstanding options shall remain in effect until they have been exercised, terminated or have expired. The Plan may be terminated, modified or amended by the Board of
Directors at any time on or prior to the Expiration Date, except with respect to any options then outstanding under the Plan; provided, however, that the approval of the Company's shareholders will be required for any amendment which would (i) change the class of persons eligible for the grant of options, as specified in Paragraph 5 or otherwise materially modify the requirements as to eligibility for participation in the Plan, (ii) increase the maximum number of shares subject to options, as specified in Paragraph 3 (unless made pursuant to the provisions of Paragraph 12) or (iii) materially increase the benefits accruing to participants under the Plan, within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act").
With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule
16b-3 or its successors under the 1934 Act. To the extent any provision of the
Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
Moreover, in the event the Plan does not include a provision required by Rule
16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as participants subject to Section 16 are concerned.

                  7.2      Modifications. The Committee may make such
modifications, extensions, renewals or other changes in any option granted under the Plan after the grant of such option, provided such modifications, extensions, renewals or other changes are consistent with the provisions of the
Plan and do not disqualify an incentive stock option under the provisions of
Section 422 of the Code.

                                       3

         8.       Exercisability and Duration of Options.
                  --------------------------------------

                  8.1      Determination of Committee; Acceleration. Each option
granted under the Plan shall vest and be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the
Committee may provide upon the granting thereof.

         Subsequent to the grant of an option which is not immediately exercisable in full, the Committee, at any time before complete termination of such option, may accelerate the time or times at which such option may be exercised in whole or in part. Any option granted under the Plan shall be exercisable upon the death of the Optionee or upon the termination of the
Optionee's employment by or Optionee's acting as a non-employee director of the
Company by reason of his illness or disability to the extent such option was exercisable by the Optionee immediately prior to such event, unless otherwise expressly provided in the option at the time it is granted. Each option granted under the Plan shall be for a term not in excess of ten (10) years from the date of its grant.

         9.       Exercise of Options; Certain Legal and Other Restrictions.
                  ---------------------------------------------------------

                  9.1      Exercise. Subject to all of the provisions of the
Plan and the terms of the applicable option agreement, options granted under the
Plan shall be exercised by the Optionee (or by his or her personal representatives, executors or administrators, as provided in Paragraph 10) as to all or part of the shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of shares to be purchased, accompanied by payment of the full purchase price for the shares being purchased. Payment of such purchase price shall be made (a) by check payable to the Company, or (b) with the consent of the Committee or to the extent provided in an applicable option agreement, by delivery of shares of Common Stock having a Fair Market Value (determined as of the date such option is exercised) equal to all or part of the purchase price, and, if applicable, of a check payable to the Company for any remaining portion of the purchase price. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. The Company shall effect the transfer of the shares so purchased to the Optionee (or such other person exercising the option pursuant to
Paragraph 10 hereof) as soon as practicable, and within a reasonable time thereafter. Such transfer shall be evidenced on the books of the Company. No
Optionee or other person exercising an option shall have any of the rights of a shareholder of the Company with respect to shares subject to an option granted under the Plan until certificates for such shares shall have been issued following the exercise of such option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. In no event may any option granted hereunder be exercised for a fraction of a share.

                  9.2      Withholding Tax. Whenever under the Plan shares of
stock are to be delivered upon exercise of a non-qualified stock option, the
Company shall be entitled to require as a condition of delivery that the
Optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto.

         If an Optionee makes a "disposition" (within the meaning of Section
424(c) of the Code) of shares of Common Stock issued upon exercise of an incentive stock option within two years from the date of grant or within one year from the date the shares of Common Stock are transferred to the Optionee, the Optionee shall, within ten days of disposition, notify the Committee and deliver to it any withholding and employment taxes due. However, if the Optionee is a person subject to Section 16(b) of the 1934 Act, delivery of any withholding and employment taxes due may be deferred until ten days after the date any income on the disposition is recognized under Section 83 of the Code.
The Company may cause a legend to be affixed to certificates representing shares of Common Stock issued upon exercise of incentive stock options to ensure that the Committee receives notice of disqualifying dispositions.

                                       4

                  9.3      Restrictions on Delivery of Shares. In and at the
discretion of the Committee, each award granted under the Plan may be subject to the condition that, if at any time the listing, registration or qualification of the shares covered by such award upon any securities exchange or under any state or federal law is necessary as a condition of or in connection with the granting of such option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to exercise of the option may be withheld unless and until such listing, registration or qualification shall have been effected;
provided, however, that the Committee, in its discretion, may agree on behalf of the Company in connection with the granting of an award under the Plan that the
Company will use its best efforts to effect and continuously maintain any and all such listings, registrations and qualifications. The Committee may require, as a condition of exercise of any option, that the Optionee represent, in writing, that the shares received upon exercise of the option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and only after any required qualification under applicable state securities laws, unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such registration and qualification. The Committee may require that there be affixed on certificates representing shares issued upon the exercise of an option such legends referring to the foregoing representations or any applicable restrictions on resale as the Committee, in its discretion, shall deem reasonably appropriate as well as place such stop transfer orders with its registrar and transfer agent as it deems reasonably appropriate.

         10.       Non-Transferability of Options. No option granted under the
Plan or any right evidenced thereby shall be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the
Employment Retirement Income Security Act, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, an option may be exercised, during the lifetime of an Optionee, only by such Optionee.

         11.       Right to Terminate Employment. Nothing in the Plan or in any
option granted under the Plan shall confer upon any Optionee the right to continue in the employment or as a director of the Company or affect the right of the Company to terminate the Optionee's employment or directorship at any time, subject, however, to the provisions of any agreement of employment between the Optionee and the Company.

         12.       Adjustment Upon Changes in Capitalization, etc. In the event of any stock split, stock dividend, combination of shares, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any option theretofore granted under the Plan is outstanding but unexercised, the Committee shall make such adjustments in the character and number of shares subject to such options and in the option price, as shall be equitable and appropriate in order to make the option, as nearly as may be practicable, equivalent to such option immediately prior to such change; provided, however, that no such adjustment shall give any
Optionee any additional benefits under his or her option; and provided further, that, with respect to any outstanding incentive stock option, if any such adjustment is made by reason of a transaction described in section 424(a) of the
Code, it shall be made so as to conform to the requirements of that section and the regulations thereunder.

         If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company's Common
Stock subject to any unexercised option theretofore granted under the Plan
(hereinafter for purposes of this Paragraph 12 referred to as the "old option"), the Board of Directors of the Company or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

         If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

         13.      Application of Funds. The proceeds received by the Company from the sale of the Common Stock may be commingled with any other corporate funds and used for any corporate purpose.

                                       5

         14.      Amendment of Plan. The Plan was amended, by action taken by the Board of Directors of the Company on April 19, 1999, which was approved by the shareholders of the Company at the Company's annual meeting of shareholders held on June 1, 1999, as follows: (i) to increase the number of shares of Common
Stock reserved for issuance under the Plan to 4,500,000 shares (before giving effect to the one-for-five reverse stock split of the Company's outstanding
Common Stock effective as of 11:59 p.m., daylight savings time, on June 1, 1999, which reduced the number of shares of Common Stock reserved for issuance under the Plan to 900,000 shares), and (ii) the extension of the term and expiration date of the Plan to April 18, 2009. The Plan was further amended, by action taken by the Board of Directors of the Company on June 12, 2001, which was approved by the shareholders of the Company at the Company's annual meeting of shareholders held on August 22, 2001, to increase the number of shares of Common
Stock reserved for issuance under the Plan to 1,100,000 shares.

                                       6

PROXY ALL AMERICAN SEMICONDUCTOR, INC.
ANNUAL MEETING OF SHAREHOLDERS-NOVEMBER 2, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Paul Goldberg and Bruce M. Goldberg, and each of them, as proxies, with full power of substitution to each, for and in the name, place and stead of the undersigned to vote all shares of Common Stock of All American Semiconductor, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, November 2, 2005, at 10:00 a.m., Miami, Florida local time, at Don Shula's Hotel, 6842 Main Street, Miami Lakes, Florida, and at any and all postponements and adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3 on reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THE PROXY "FOR" EACH OF PROPOSALS 1, 2 AND 3 ON REVERSE SIDE. A MAJORITY OF SAID PROXIES PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL OF THE POWER CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. IF THE SHARES ARE HELD IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES. Receipt of the Company's 2004 Annual Report and the Notice of Annual Meeting of Shareholders and Proxy Statement relating thereto is hereby acknowledged. (Continued and to be signed on the reverse side) SEE REVERSE
SIDE

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X] FOR AGAINST ABSTAIN 1. Election of Directors: 2. Approval of an extension of the term [ ] [ ] [ ] NOMINEES: and expiration date of the Company's [ ] FOR ALL NOMINEES o Bruce M. Goldberg Employees', Officers', Directors' Stock o Howard L. Flanders Option Plan, as previously amended and [ ] WITHHOLD AUTHORITY o Richard E. Siegel restated (the "Option Plan"), to FOR ALL NOMINEES September 6, 2015 and an increase in the number of shares of common stock [ ] FOR ALL EXCEPT reserved for issuance under the (See instruction below) Option Plan to 1,350,000 shares. INSTRUCTION: To withhold authority to vote for any individual 3. Ratification of the selection of [ ] [ ] [ ] nominee(s), mark "FOR ALL EXCEPT" and fill in Lazar Levine & Felix LLP as the the circle next to each nominee you wish Company's registered independent to withhold, as shown here: o public accounting firm for the year ending December 31, 2005. 4. Upon such other matters as may [ ] [ ] [ ] properly come before the Annual Meeting or any and all postponements or adjournments thereof. To change the address on your account, please check the box [ ] at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder ______________________ Date: _______ Signature of Shareholder ______________________ Date: _______ Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.